Contact:
	(Analysts) Kevin Kalicak	(407) 245-5870
FOR RELEASE	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2016 THIRD QUARTER RESULTS;
REPORTS POSITIVE SAME-RESTAURANT SALES FOR ALL BRANDS; AND
INCREASES SAME-RESTAURANT SALES AND EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO (April 5, 2016) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the third quarter ended February 28, 2016.

Third Quarter 2016 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 6.7% to $1.85 billion

•	Adjusted diluted net earnings per share from continuing operations increased 22.2% to $1.21*

•	On a reported basis, diluted net earnings per share from continuing operations were $0.84 and were negatively impacted by approximately $0.37, primarily related to the early retirement of debt

•	The company repurchased approximately $140 million of its outstanding common stock and retired $750 million in debt

•	Same-restaurant sales increased 6.2% for the fiscal quarter
(November 30, 2015 - February 28, 2016 vs. November 24, 2014 - February 22, 2015)

+6.8% for Olive Garden	+5.3% for The Capital Grille	+3.9% for Yard House
+5.2% for LongHorn Steakhouse	+4.1% for Eddie V’s	+5.7% for Seasons 52
+9.9% for Bahama Breeze

•	On a comparable calendar basis, same-restaurant sales increased 4.2% for the quarter
(November 30, 2015 - February 28, 2016 vs. December 1, 2014 - March 1, 2015)

+4.9% for Olive Garden	+4.3% for The Capital Grille	+3.1% for Yard House
+2.7% for LongHorn Steakhouse	+1.3% for Eddie V’s	+5.3% for Seasons 52
+6.3% for Bahama Breeze

Note: Due to the transition from a 53-week to a 52-week fiscal year, year-over-year fiscal period comparisons are offset by one week. Using comparable calendar periods balances the one-week shift and provides a clearer year-over-year comparison.

* See the "Non-GAAP Information" below for more details

“Our strong same-restaurant sales reinforce that our strategy is working as we continued to profitably grow market share during the quarter," said CEO Gene Lee. "Our teams are building loyalty every day with better guest experiences and improved value. Operating margins increased this quarter as we leveraged our sales growth and remained focused on disciplined cost management. Additionally, we returned over $200 million to shareholders through dividends and share repurchases this quarter.”

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit for fiscal 2016 includes the impact of additional rent expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn.

Total Sales	Three Months Ended			Nine Months Ended
($ millions)	2/28/2016	2/22/2015	% Change	2/28/2016	2/22/2015	% Change
Consolidated Darden	$1,847.5	$1,730.9	6.7%	$5,143.3	$4,885.7	5.3%
Olive Garden	$1,019.8	$957.1	6.6%	$2,856.8	$2,752.3	3.8%
LongHorn Steakhouse	$425.5	$403.8	5.4%	$1,174.4	$1,106.5	6.1%
Fine Dining	$146.0	$138.5	5.4%	$382.5	$362.9	5.4%
Other Business	$256.2	$231.5	10.7%	$729.6	$664.0	9.9%

Segment Profit	Three Months Ended			Nine Months Ended
($ millions)	2/28/2016	2/22/2015	% Change	2/28/2016	2/22/2015	% Change
Olive Garden	$220.1	$201.4	9.3%	$569.2	$490.2	16.1%
LongHorn Steakhouse	$85.0	$65.9	29.0%	$196.9	$162.0	21.5%
Fine Dining	$33.9	$30.9	9.7%	$74.2	$67.4	10.1%
Other Business	$42.3	$39.0	8.5%	$118.3	$93.7	26.3%

U.S. Same-Restaurant Sales Results - Fiscal Calendar Basis

Olive Garden	December	January	February	Q3	YTD
Same-Restaurant Sales	16.0%	(3.2)%	6.4%	6.8%	3.6%
Same-Restaurant Traffic	12.9%	(4.5)%	5.1%	4.8%	1.5%
Pricing	1.0%	0.9%	0.7%	0.9%	1.0%
Menu-mix	2.1%	0.4%	0.6%	1.1%	1.1%

LongHorn Steakhouse	December	January	February	Q3	YTD
Same-Restaurant Sales	13.5%	(5.7)%	6.9%	5.2%	4.3%
Same-Restaurant Traffic	9.8%	(7.4)%	2.2%	1.8%	1.7%
Pricing	2.3%	2.3%	2.0%	2.2%	2.2%
Menu-mix	1.4%	(0.6)%	2.7%	1.2%	0.4%

Note: The Company estimates that less severe winter weather in the third quarter of 2016 positively impacted fiscal same-restaurant sales by 40 basis points.

U.S. Same-Restaurant Sales Results - Comparable Calendar Basis

Olive Garden	December	January	February	Q3	YTD
Same-Restaurant Sales	5.9%	5.0%	3.4%	4.9%	3.4%
Same-Restaurant Traffic	2.9%	3.8%	2.3%	3.0%	1.4%

LongHorn Steakhouse	December	January	February	Q3	YTD
Same-Restaurant Sales	2.7%	2.1%	3.2%	2.7%	3.8%
Same-Restaurant Traffic	(0.4)%	(0.7)%	(1.1)%	(0.7)%	1.2%

Share Repurchase Program
During the quarter, the Company repurchased approximately 2.3 million shares of its common stock for a total cost of approximately $140 million. This leaves approximately $360 million remaining under the current $500 million repurchase authorization.

Updated Fiscal 2016 Financial Outlook
The Company projects fiscal 2016 full year adjusted diluted net earnings per share of $3.48 to $3.52, an increase of between 36% and 38% from fiscal 2015, on a 52-week basis.* This reflects the expectation that the Company's combined U.S. same-restaurant sales growth this fiscal year will be 3.0% to 3.5%.

* Based on Fiscal 2015 52-week adjusted diluted net EPS from continuing operations of $2.56, which is derived from the fiscal 2015 adjusted diluted net EPS from continuing operations of $2.63, less $0.07 per share impact of the 53rd week in fiscal 2015.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, April 5 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/13845 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-888-820-8959 and enter passcode 1848969. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post the slide presentation from the call on the Investor Relations section of our website at: www.darden.com that provides more context on our third quarter fiscal 2016 results.

About Darden
Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $7.0 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q3 Reported to Adjusted Earnings Reconciliation
	Q3 2016	Q3 2015	% Change
Reported Diluted Net EPS from Continuing Operations	$0.84	$1.01	(16.8)%
Debt Retirement Costs	0.34	-
Real Estate Plan Implementation	0.03	-
Strategic Action Plan and Other Costs	-	(0.02)
Adjusted Diluted Net EPS from Continuing Operations	$1.21	$0.99	22.2%

Annual Reported to Adjusted Earnings Reconciliation
	2016 Estimate	2015	% Change
Reported Diluted Net EPS from Continuing Operations	$2.75 - $2.79	$1.51	82% - 85%
Debt Retirement Costs	0.51	0.42
Real Estate Plan Implementation	0.24
Strategic Action Plan and Other Costs	(0.02)	0.70
Adjusted Diluted Net EPS from Continuing Operations	$3.48 - $3.52	$2.63	32% - 34%
Remove 53rd Week Impact in Fiscal 2015 (In Q4)	-	(0.07)
Adjusted Diluted Net EPS from Continuing Operations	$3.48 - $3.52	$2.56	36% - 38%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/28/16	2/22/15
Olive Garden[1]	844	845
LongHorn Steakhouse	479	478
The Capital Grille	54	55
Bahama Breeze	37	36
Seasons 52	42	42
Eddie V's	16	15
Yard House	63	57
Darden Continuing Operations	1,535	1,528
[1]Includes six locations in Canada for all periods presented.

-MORE-

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/28/2016	2/22/2015	2/28/2016	2/22/2015
Sales	$1,847.5	$1,730.9	$5,143.3	$4,885.7
Costs and expenses:
Food and beverage	537.8	530.7	1,522.7	1,518.2
Restaurant labor	572.5	535.6	1,632.3	1,550.7
Restaurant expenses	305.2	276.0	855.1	825.7
Marketing expenses	50.7	51.4	174.6	177.8
General and administrative expenses	95.2	86.4	294.2	310.7
Depreciation and amortization	67.0	79.6	223.4	238.4
Impairments and disposal of assets, net	(2.1)	0.8	3.9	47.1
Total operating costs and expenses	$1,626.3	$1,560.5	$4,706.2	$4,668.6
Operating income	221.2	170.4	437.1	217.1
Interest, net	83.1	23.3	162.8	168.3
Earnings before income taxes	138.1	147.1	274.3	48.8
Income tax expense (benefit)	29.9	18.7	55.0	(29.5)
Earnings from continuing operations	$108.2	$128.4	$219.3	$78.3
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $(0.3), $3.1, $2.9, and $322.4, respectively	(2.4)	5.4	16.1	525.9
Net earnings	$105.8	$133.8	$235.4	$604.2

Basic net earnings per share:
Earnings from continuing operations	$0.85	$1.03	$1.72	$0.61
Earnings (loss) from discontinued operations	(0.02)	0.04	0.12	4.10
Net earnings	$0.83	$1.07	$1.84	$4.71
Diluted net earnings per share:
Earnings from continuing operations	$0.84	$1.01	$1.69	$0.60
Earnings (loss) from discontinued operations	(0.02)	0.04	0.13	4.04
Net earnings	$0.82	$1.05	$1.82	$4.64
Average number of common shares outstanding:
Basic	127.6	124.6	127.7	128.2
Diluted	129.4	126.9	129.6	130.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/28/2016	5/31/2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$215.8	$535.9
Receivables, net	53.8	78.0
Inventories	178.9	163.9
Prepaid income taxes	24.7	18.9
Prepaid expenses and other current assets	73.0	69.4
Deferred income taxes	164.7	157.4
Assets held for sale	19.0	32.9
Total current assets	$729.9	$1,056.4
Land, buildings and equipment, net	2,058.1	3,215.8
Goodwill	872.3	872.4
Trademarks	574.6	574.6
Other assets	267.0	275.5
Total assets	$4,501.9	$5,994.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190.6	$198.8
Accrued payroll	139.2	141.1
Accrued income taxes	22.4	12.6
Other accrued taxes	48.7	51.5
Unearned revenues	401.3	328.6
Current portion of long-term debt	8.0	15.0
Other current liabilities	390.9	449.1
Total current liabilities	$1,201.1	$1,196.7
Long-term debt, less current portion	439.7	1,452.3
Deferred income taxes	220.8	341.8
Deferred rent	243.1	225.9
Other liabilities	479.0	444.5
Total liabilities	$2,583.7	$3,661.2
Stockholders’ equity:
Common stock and surplus	$1,485.1	$1,405.9
Retained earnings	507.5	1,026.0
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(63.3)	(86.6)
Unearned compensation	(3.3)	(4.0)
Total stockholders’ equity	$1,918.2	$2,333.5
Total liabilities and stockholders’ equity	$4,501.9	$5,994.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/28/2016	2/22/2015
Cash flows—operating activities
Net earnings	$235.4	$604.2
Earnings from discontinued operations, net of tax	(16.1)	(525.9)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	223.4	238.4
Stock-based compensation expense	29.2	41.3
Loss on extinguishment of debt	106.8	91.3
Change in current assets and liabilities and other, net	18.5	106.7
Net cash provided by operating activities of continuing operations	$597.2	$556.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(172.8)	(230.1)
Proceeds from disposal of land, buildings and equipment	321.4	24.8
Increase in other assets	(12.0)	(3.5)
Net cash provided by (used in) investing activities of continuing operations	$136.6	$(208.8)
Cash flows—financing activities
Proceeds from issuance of common stock	79.2	107.1
Income tax benefits credited to equity	14.5	9.1
Special cash distribution from Four Corners Property Trust	315.0	—
Dividends paid	(204.8)	(209.3)
Repurchases of common stock	(140.2)	(502.3)
ESOP note receivable repayment	0.6	0.8
Repayments of short-term debt, net	—	(207.6)
Repayment of long-term debt	(1,088.8)	(1,065.9)
Principal payments on capital and financing leases	(2.5)	(1.7)
Proceeds from financing lease obligation	—	93.1
Net cash used in financing activities of continuing operations	$(1,027.0)	$(1,776.7)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(33.2)	(216.6)
Net cash provided by investing activities of discontinued operations	6.3	1,984.0
Net cash (used in) provided by discontinued operations	$(26.9)	$1,767.4

(Decrease) increase in cash and cash equivalents	(320.1)	337.9
Cash and cash equivalents - beginning of period	535.9	98.3
Cash and cash equivalents - end of period	$215.8	$436.2